Exhibit 1A-2.1

State of Delaware Secretary of State Division of Corporations Delivered 10:16 AM 09/12/2024 FILED 10:16 AM 09/12/2024 SR 20243666163 -File Number 5062087 STATE oJDELAWARE CERTIFICATE oJINCORPORATION A STOCK CORPORATION FIRST-Name The name of the Corporation is: FirstVitals Inc SECOND -Registered Agent Its registered office in the State of Delaware is to be located at 8 The Green, Ste D, in the City of Dover County of Kent Zip Code 19901. The registered agent in charge thereof is Delaware Registered Agent Service LLC THIRD -Purpose The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. FOURTH -Stock The amount of the total stock this corporation is authorized to issue is 50,000.000 shares (number of authorized shares) with a par value of $0.0001 per share. FIFTH -Incorporator The name and mailing address of the incorporator are as follows: Delaware Registered Agent Service LLC 8 The Green, Ste D, Dover. DE 19901 I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 12th day of September, A.D. 2024. Delaware Registered Agent Service LLC, Incorporator Kayden Jess, Assistant Secretary